Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The following sets forth unaudited pro forma condensed consolidated and combined financial information for Amplify Energy Corp. (f/k/a Midstates Petroleum Company, Inc.) (“Midstates” or, after the closing of the Merger (as defined below), the “Company”) after giving effect to the previously announced and completed transactions (the “Merger”) contemplated by the Agreement and Plan of Merger, dated May 5, 2019, by and among Midstates, Amplify Energy Corp. (“Legacy Amplify”) and Midstates Holdings, Inc., a Delaware corporation and direct, wholly owned subsidiary of Midstates (the “Merger Agreement”). The Merger was completed on August 6, 2019.

The following unaudited pro forma condensed consolidated and combined financial information is based on the historical consolidated financial statements of Legacy Amplify and Midstates, adjusted to reflect the Merger of Legacy Amplify and Midstates, which is accounted for as an acquisition of Midstates by Legacy Amplify, transactions related to the Merger as described below and reclassification adjustments described below.

The unaudited pro forma condensed consolidated and combined balance sheet gives effect to these transactions and related adjustments as if they had occurred on June 30, 2019. The unaudited pro forma condensed consolidated and combined statements of operations combine the results of operations of Legacy Amplify and Midstates for the year ended December 31, 2018 and the three and six months ended June 30, 2019 and give effect to these transactions and related adjustments as if they had occurred on January 1, 2018.

The pro forma financial statements have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles with Midstates being the legal acquirer and Legacy Amplify as the accounting acquirer. From an accounting perspective, reverse acquisition principles apply, and therefore, the financial statements of the combined entity represent a continuation of the financial statements of Legacy Amplify. As such, the historical cost bases of assets and liabilities of Legacy Amplify are maintained in the financial statements of the Company and the assets and liabilities of Midstates are accounted for at fair value under the acquisition method of accounting. The unaudited pro forma condensed consolidated and combined balance sheet reflects the allocation of (1) the fair value of the consideration transferred and (2) the fair value of the underlying assets acquired and liabilities assumed of Midstates based upon their estimated fair values.

In addition to the Merger, the unaudited pro forma financial statements give effect to the following related adjustments:

•	adjustment to conform the classification of certain assets and liabilities in Midstates’ historical balance sheets to Legacy Amplify’s classification of similar assets and liabilities; and

•	adjustments to conform the classification of revenues and expenses in Midstates historical statements of operations to Legacy Amplify’s classification of similar revenues and expenses.

The historical financial statements of Legacy Amplify and Midstates have been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger and related transactions, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed consolidated and combined statement of operations, expected to have a continuing impact on the combined Company’s results. Accordingly, the unaudited pro forma condensed consolidated and combined statements of operations exclude the impact of nonrecurring expenses Legacy Amplify and Midstates expect to incur as a result of the acquisition and related financings, which are primarily non-capitalizable banking and legal fees.

The unaudited pro forma condensed consolidated and combined financial information is for informational purposes only and is not intended to represent or to be indicative of the combined results of operations or financial position that the Company would have reported had the Merger and related transactions been completed as of the dates set forth in this unaudited pro forma condensed consolidated and combined financial information and should not be taken as indicative of the combined Company’s results of operations or financial position. A post-closing determination of the fair value of the Company’s assets and liabilities will be completed during the quarter ended September 30, 2019. Legacy Amplify estimated the fair value of Midstates’ assets and liabilities based on discussions with Midstates’ management, preliminary valuation studies, due diligence and information presented in Midstates’ filings with the Securities and Exchange Commission (the “SEC”). The actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated and combined financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed consolidated and combined financial information and actual results.

The unaudited pro forma condensed consolidated and combined financial statements, although helpful in illustrating the financial characteristics of the Company under one set of assumptions, do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue or other factors that may result as a consequence of the Merger and, accordingly, do not attempt to predict or suggest future results. Specifically, the unaudited pro forma condensed consolidated and combined statements of operations exclude projected synergies expected to be achieved as a result of the Merger. The unaudited pro forma condensed consolidated and combined statements of operations also exclude the effects of transaction costs associated with the Merger, costs associated with any restructuring, integration activities or asset dispositions resulting from the Merger and to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the Merger. However, such costs could affect the Company following the Merger in the period the costs are incurred or recorded. Further, the unaudited pro forma condensed consolidated and combined financial statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the Merger.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET

JUNE 30, 2019

(In thousands)

	Legacy Amplify Historical	Midstates Historical	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$18,702	$4,797	$—		$—		$23,499
Restricted cash	325	—	—		—		325
Accounts receivable:
Accounts receivable, net	22,836	—	14,359	(a)	—		37,195
Oil and gas sales	—	11,920	(11,920)	(a)	—		—
Joint interest billing	—	2,099	(2,099)	(a)	—		—
Other	—	340	(340)	(a)	—		—
Short-term derivative instruments	5,919	1,659	—		—		7,578
Prepaid expenses and other current assets	9,304	1,909	—		—		11,213

Total current assets	57,086	22,724	—		—		79,810
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method	619,748	—	829,550	(b)	(678,187)	(f)	771,111
Support equipment and facilities	125,721	—	—		—		125,721
Other property and equipment	6,831	—	6,280	(c)	—		13,111
Less: Accumulated depreciation, depletion and impairment	(109,614)	—	(331,904)	(d)	331,904	(g)	(109,614)

Total property and equipment, net	642,686	—	503,926		(346,283)		800,329

Oil and gas properties, on the basis of full-cost accounting:
Proved properties	—	827,638	(827,638)	(b)	—		—
Unproved properties not being amortized	—	1,912	(1,912)	(b)	—		—
Other property and equipment	—	6,280	(6,280)	(c)	—		—
Less: Accumulated depreciation, depletion and impairment	—	(331,904)	331,904	(d)	—		—

Property and equipment, net	—	503,926	(503,926)		—		—

Long-term derivative instruments	7,485	108	—		—		7,593
Operating lease - long term right-of-use asset	5,096	4,437	—		—		9,533
Restricted investments	4,606	—	—		—		4,606
Other long-term assets	5,725	5,435	—		—		11,160

Total assets	$722,684	$536,630	$—		$(346,283)		$913,031

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEET

JUNE 30, 2019

(In thousands)

	Legacy Amplify Historical	Midstates Historical	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,933	$4,061	$—		$—		$10,994
Revenues payable	22,386	—	—		—		22,386
Accrued liabilities	31,360	20,649	1,180	(e)	15,000	(h)	68,434
					245	(i)
Lease liabilities	—	1,180	(1,180)	(e)	—		—
Short-term derivative instruments	151	329	—		—		480

Total current liabilities	60,830	26,219	—		15,245		102,294
Long-term debt	175,000	60,559	—		—		235,559
Long-term derivative instruments	275	—	—		—		275
Asset retirement obligations	78,417	8,404	—		650	(j)	87,471
Operating lease liability	2,986	3,887	—		—		6,873
Other long-term liabilities	89	—	—		—		89

Total liabilities	317,597	99,069	—		15,895		432,561
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—		—
Warrants	4,788	37,329	—		(36,851)	(k)	5,266
Common stock	3	206	—		203	(l)	412
Treasury stock	—	(2,723)	—		—		(2,723)
Additional paid-in capital	357,237	482,867	—		5,217	(i)	454,918
					(390,403)	(m)
Accumulated earnings (deficit)	43,059	(80,118)	—		80,118	(n)	22,597
					(5,462)	(i)
					(15,000)	(h)

Total stockholders’ equity	405,087	437,561	—		(362,178)		480,470

Total liabilities and equity	$722,684	$536,630	$—		$(346,283)		$913,031

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED JUNE 30, 2019

(In thousands, except per unit amounts)

	Legacy Amplify Historical	Midstates Historical	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Oil and natural gas sales	$59,485	$—	$22,698	(o)	$—		$82,183
Oil sales	—	14,554	(14,554)	(o)	—		—
Natural gas liquid sales	—	4,976	(4,976)	(o)	—		—
Natural gas sales	—	3,168	(3,168)	(o)	—		—
Other revenues	47	542	—		—		589

Total revenue from contracts with customers	59,532	23,240	—		—		82,772
Gains (losses) on commodity derivative contracts— net	—	2,541	(2,541)	(p)	—		—

Total revenues	59,532	25,781	(2,541)		—		82,772
Costs and expenses:
Lease operating	26,292	9,911	—		—		36,203
Gathering, processing, and transportation	4,391	63	—		—		4,454
Exploration	6	—	—		—		6
Taxes other than income	3,464	1,572	—		—		5,036
Depreciation, depletion, and amortization	12,913	10,873	—		(10,873)	(r)	15,651
					2,738	(s)
Impairment of proved oil and natural gas properties	—	33,557	—		(33,557)	(t)	—
General and administrative	10,566	5,238	—		—		15,804
Accretion of asset retirement obligations	1,332	160	—		—		1,492
Loss on commodity derivative instruments	(22,993)	—	(2,541)	(p)	—		(25,534)
Other, net	34	—	—		—		34

Total costs and expenses	36,005	61,374	(2,541)		(41,692)		53,146

Operating income (loss)	23,527	(35,593)	—		41,692		29,626
Other income (expense):
Interest expense, net	(4,422)	(1,359)	4	(q)	—		(5,777)
Interest income		4	(4)	(q)

Total other income (expense)	(4,422)	(1,355)	—		—		(5,777)

Income (loss) before income taxes	19,105	(36,948)	—		41,692		23,849
Reorganization items, net	(464)	—	—		—		(464)
Income tax benefit (expense)	—	—	—		—		—

Net income (loss)	18,641	(36,948)	—		41,692		23,385

Earnings per unit/share:
Basic	$0.80	$(1.80)					$0.57

Diluted	$0.80	$(1.80)					$0.57

Weighted average common shares/units outstanding:
Basic	22,267	20,512					41,323

Diluted	22,267	20,512					41,323

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2019

(In thousands, except per unit amounts)

	Legacy Amplify Historical	Midstates Historical	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Oil and natural gas sales	$124,552	$—	$51,851	(o)	$—		$176,403
Oil sales	—	30,881	(30,881)	(o)	—		—
Natural gas liquid sales	—	11,192	(11,192)	(o)	—		—
Natural gas sales	—	9,778	(9,778)	(o)	—		—
Other revenues	135	1,230	—		—		1,365

Total revenue from contracts with customers	124,687	53,081	—		—		177,768
Gains (losses) on commodity derivative contracts— net	—	(5,191)	5,191	(p)	—		—

Total revenues	124,687	47,890	5,191		—		177,768
Costs and expenses:
Lease operating	55,202	18,901	—		—		74,103
Gathering, processing, and transportation	9,048	82	—		—		9,130
Exploration	21	—	—		310	(u)	331
Taxes other than income	7,873	3,505	—		—		11,378
Depreciation, depletion, and amortization	24,079	22,667	—		(22,667)	(v)	29,797
					5,718	(w)
Impairment of proved oil and natural gas properties	—	43,210	—		(43,210)	(x)	—
General and administrative	19,874	11,676	—		—		31,550
Accretion of asset retirement obligations	2,643	317	—		—		2,960
Loss on commodity derivative instruments	9,494	—	5,191	(p)	—		14,685
Other, net	177	—	—		—		177

Total costs and expenses	128,411	100,358	5,191		(59,849)		174,111

Operating income (loss)	(3,724)	(52,468)	—		59,849		3,657
Other income (expense):
Interest expense, net	(8,511)	(2,296)	9	(q)	—		(10,798)
Interest income		9	(9)	(q)

Total other income (expense)	(8,511)	(2,287)	—		—		(10,798)

Income (loss) before income taxes	(12,235)	(54,755)	—		59,849		(7,141)
Reorganization items, net	(651)	—	—		—		(651)
Income tax benefit (expense)	50	—	—		—		50

Net income (loss)	(12,836)	(54,755)	—		59,849		(7,742)

Earnings per unit/share:
Basic	$(0.58)	$(2.53)					$(0.18)

Diluted	$(0.58)	$(2.53)					$(0.18)

Weighted average common shares/units outstanding:
Basic	22,223	21,668					42,479

Diluted	22,223	21,668					42,479

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2018

(In thousands, except per unit amounts)

	Legacy Amplify Historical	Midstates Historical	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Revenues:
Oil and natural gas sales	$339,840	$—	$200,830	(z)	$—		$540,670
Oil sales	—	123,945	(123,945)	(z)	—		—
Natural gas liquid sales	—	44,747	(44,747)	(z)	—		—
Natural gas sales	—	32,138	(32,138)	(z)	—		—
Other revenues	304	4,252	—		—		4,556

Total revenue from contracts with customers	340,144	205,082	—		—		545,226
Gains on commodity derivative contracts—net	—	3,555	(3,555)	(aa)	—		—

Total revenues	340,144	208,637	(3,555)		—		545,226
Costs and expenses:
Lease operating	114,405	54,229	—		—		168,634
Gathering, processing, and transportation	23,231	241	—		—		23,472
Exploration	3,045	—	—		2,066	(dd)	5,111
Taxes other than income	20,364	11,680	—		—		32,044
Depreciation, depletion, and amortization	52,334	62,000	—		(62,000)	(ee)	67,026
					14,692	(ee)
Impairment of proved oil and natural gas properties	—	—	—		—		—
General and administrative	43,129	24,540	—		2,790	(ff)	70,459
Accretion of asset retirement obligations	5,711	846	—		—		6,557
Gain on commodity derivative instruments	(8,155)	—	(3,555)	(aa)	—		(11,710)
Loss on sale of properties	3,614	—	—		—		3,614
Debt restructuring costs and advisory fees	—	850	(850)	(bb)	—		—
Other, net	943	—	—		—		943

Total costs and expenses	258,621	154,386	(4,405)		(42,452)		366,150

Operating income (loss)	81,523	54,251	850		42,452		179,076
Other income (expense):
Interest expense, net	(21,923)	(4,500)	33	(cc)	—		(26,390)
Interest income	—	33	(33)	(cc)
Other income (expense)	190	—	—		—		190
Gain on extinguishment of debt	(3,034)	—	—		—		(3,034)

Total other income (expense)	(24,767)	(4,467)	—		—		(29,234)

Income (loss) before income taxes	56,756	49,784	850		42,452		149,842
Reorganization items, net	(2,147)	—	(850)	(bb)	—		(2,997)
Income tax benefit (expense)	—	—	—		—		—

Net income (loss)	54,609	49,784	—		42,452		146,845

Earnings per unit/share:
Basic	$2.09	$1.91					$3.18

Diluted	$2.09	$1.91					$3.18

Weighted average common shares/units outstanding:
Basic	24,959	25,337					46,148

Diluted	24,959	25,337					46,148

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

On August 6, 2019, Legacy Amplify and Midstates closed the previous announced all-stock, merger-of-equals transaction. In connection with the Merger, and subject to the terms and conditions set forth in the Merger Agreement, each outstanding share of Legacy Amplify common stock converted into 0.933 shares of Midstates’ common stock. Because the exchange ratio is fixed as set forth in the Merger Agreement, the market value of the shares of Midstates’ common stock that Legacy Amplify stockholders received was based on the closing price of Legacy Amplify’s common stock on the OTC on August 6, 2019. The exchange ratio represented approximately $4.12 in value of consideration per share for each outstanding share of Legacy Amplify common stock.

Borrowings under Legacy Amplify’s new secured revolving credit facility replaced Midstates’ existing revolving credit facility, which had $60.6 million drawn and outstanding as of June 30, 2019, plus fees and expenses. The unaudited pro forma condensed consolidated and combined financial information assumes that only a portion of the Company’s new senior secured revolving credit facility has been drawn upon to give effect to the Merger and related transactions. Midstates’ existing credit facility was terminated at closing and all remaining borrowings were repaid by the combined entity.

The unaudited pro forma condensed consolidated and combined financial information has been derived from the historical consolidated financial statements of Legacy Amplify and Midstates. Certain Midstates’ historical amounts have been reclassified to conform to Legacy Amplify’s financial statement presentation and accounting methods. The unaudited pro forma condensed consolidated and combined balance sheet as of June 30, 2019 gives effect to the Merger and related transactions as if they had been completed on June 30, 2019. The unaudited pro forma condensed consolidated and combined statement of operations for the three and six months ended June 30, 2019 and for the year ended December 31, 2018 gives effect to the Merger as if the Merger had been completed on January 1, 2018.

The unaudited pro forma condensed consolidated and combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Legacy Amplify and Midstates believe are reasonable; however, actual results may differ from those reflected in these unaudited pro forma condensed consolidated and combined financial statements. In Legacy Amplify’s and Midstates’ opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The following unaudited pro forma condensed consolidated and combined financial statements do not purport to represent what the Company’s financial position or results of operations would have been if the Merger and related transactions had actually occurred on the dates indicated above, nor are they indicative of the Company’s future financial position or results of operations.

Note 2. Unaudited Pro Forma Condensed Combined Balance Sheet

The Merger was accounted for using the acquisition method of accounting for business combinations. The allocation of the purchase price is based upon Legacy Amplify’s and Midstates’ estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of June 30, 2019 using currently available information. Due to the fact that the unaudited pro forma condensed consolidated and combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations of the Company may be materially different from the pro forma amounts included herein. The Company expects to finalize the purchase price allocation as soon as practicable.

The post-closing purchase price allocation is subject to change due to several factors, including, but not limited to:

•

changes in the estimated fair value of Midstates’ assets acquired and liabilities assumed as of the effective time of the Merger, which could result from the finalization of valuation procedures and the related assumptions, including interest rates and other factors;

•	the tax bases of Midstates’ assets and liabilities as of the closing date of the Merger.

In a reverse acquisition, the legal acquirer (accounting acquiree) and not the accounting acquirer (legal acquiree) issues consideration in the transaction. As such, the fair value of the consideration transferred is determined based on the number of equity interests that Legacy Amplify as the accounting acquirer (legal acquiree) would have had to issue to the owners of Midstates, legal acquirer (accounting acquiree) in order to provide the same ratio of ownership of equity interests in the combined entity as a result of the reverse acquisition. This amount, the fair value of the consideration transferred, is equal to the fair value of the legal acquirer. Under acquisition method of accounting this is calculated as follows (in thousands):

Number of Midstates shares outstanding as of June 30, 2019	20,415
Share consideration ratio	0.933

Legacy Amplify shares to be issued	21,881
Closing price per share of Legacy Amplify common stock on August 6, 2019	$4.12

Fair value of Midstates common stock issued in Merger	$90,150

The consideration to be transferred, fair value of assets acquired and liabilities assumed was calculated as follows:

Purchase Price Allocation
(In thousands)
Consideration:
Fair value of Midstates common stock issued in Merger	$90,150
Fair value of Midstates warrants issued in Merger	478

Total consideration	$90,628

Fair value of liabilities assumed:
Current liabilities	$26,219
Long-term debt	60,559
Commodity derivative contracts	—
Long-term asset retirement obligation	9,054
Other long-term liabilities	3,887

Amounts attributable to liabilities assumed	$99,719

Fair value of assets acquired:
Cash and cash equivalents	$4,797
Other current assets	17,927
Oil and natural gas properties	142,309
Other property and equipment	6,280
Long-term asset retirement cost	9,054
Other non-current assets	9,980

Amounts attributable to assets acquired	$190,347

Total identifiable net assets	$90,628

The estimated consideration reflected in the pro forma financial statements reflects the market price on the closing date of the Merger in accordance with ASC 805, however the final valuation of the assets and liabilities acquired and assumed is subject to a final valuation to be completed in the quarter ended September 30, 2019. The final valuation may be different due to changes in the valuation inputs used to value the assets acquired and such changes may be material.

Adjustments to the Unaudited Pro Forma Condensed Consolidated and Combined Balance Sheet as of June 30, 2019

The following reclassifications were made as a result of the transaction to conform to Legacy Amplify’s financial statement presentation:

(a) Represents a reclassification of $11.9 million between oil and gas sales and accounts receivable, net; a reclassification of $2.1 million between joint interest billing and accounts receivable, net; and $0.3 million between other and accounts receivable, net to conform Midstates’ presentation to Legacy Amplify’s presentation.

(b) Represents a reclassification of approximately $829.6 million from proved and unproved properties under the full cost method of accounting to oil and natural gas properties under the successful efforts method of accounting.

(c) Represents a reclassification of $6.3 million between other property and equipment, as comprised within Midstates’ total property and equipment and other property equipment to conform Midstates’ presentation to Legacy Amplify’s presentation.

(d) Represents a reclassification of $331.9 million from accumulated depreciation, depletion and impairment under the full cost method of accounting to accumulated depreciation, depletion and impairment under the successful efforts method of accounting.

(e) Represents a reclassification of $1.2 million between lease liabilities to accrued liabilities to conform Midstates’ presentation to Legacy Amplify’s presentation.

The following pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

(f) Reflects a $678.2 million reduction in gross historical book basis of oil and natural gas properties of Midstates to reflect the estimated fair value of the assets assumed as part of the Merger. The estimated fair value of Midstates proved oil and gas properties and unproved properties was determined using a combination of the income and market approach. The income approach relied upon a discounted cash flow analysis.

(g) Reflects the adjustment to eliminate Midstates’ accumulated depreciation, depletion and impairment which were recorded under the full cost method of accounting.

(h) Reflects the estimated transaction costs of $15.0 million related to the Merger, including underwriting, banking, legal and accounting fees that are not capitalized as part of this transaction. These costs are not reflected in the historical June 30, 2019 condensed consolidated balance sheets of Legacy Amplify and Midstates, but reflected in the unaudited pro forma unaudited condensed consolidated and combined balance sheet as an increase to accrued liabilities as they will be expensed by Legacy Amplify and Midstates as incurred. These amounts and their corresponding tax effects have not been reflected in the unaudited pro forma condensed consolidated and combined statements of operations due to their nonrecurring nature.

(i) Reflects the acceleration of Midstates restricted stock units that vested upon close of the Merger.

(j) Reflects an increase of $0.7 million in Midstates asset retirement liability to reflect it at fair value.

(k) Reflects $36.9 million reduction in the value of Midstates’ warrants to reflect them at fair value.

(l) Reflects an increase of $0.2 million to reflect the Company’s common stock issued at par value of $0.01.

(m) Reflects a $390.4 million reduction in additional paid-in capital.

(n) Reflects the elimination of Midstates’ historical cumulative deficit in connection with the acquisition method of accounting.

Note 3. Unaudited Pro Forma Condensed Consolidated and Combined Statement of Operations

Adjustments to the Unaudited Pro Forma Condensed Consolidated and Combined Statement of Operations for the three and six months ended June 30, 2019

The following reclassifications were made as a result of the transaction to conform to Legacy Amplify’s financial statement presentation:

(o) Reclassification of Midstates’ disaggregated oil, natural gas liquid, and natural gas sales to conform to Legacy Amplify’s presentation of oil and natural gas sales.

(p) Reclassification of Midstates’ gains (losses) on commodity derivative contracts from total revenues to conform to Legacy Amplify’s presentation of (gain) loss on commodity derivative instruments.

(q) Reclassification of Midstates’ interest income to conform to Legacy Amplify’s presentation of interest expense, net.

The following pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

(r) Adjustment to eliminate Midstates’ historical depreciation, depletion and amortization (“DD&A”) of $10.9 million under the full cost basis of accounting for the three months ended June 30, 2019.

(s) Adjustment to record $2.7 million of DD&A for the three months ended June 30, 2019 under the successful efforts method of accounting.

(t) Adjustment to eliminate Midstates’ historical impairment expense of $33.6 million under the full cost basis of accounting for the three months ended June 30, 2019.

(u) Adjustment to reflect the $0.3 million of exploration expense incurred by Midstates for the six months ended June 30, 2019 under the successful efforts method of accounting.

(v) Adjustment to eliminate Midstates’ historical depreciation, depletion and amortization (“DD&A”) of $22.7 million under the full cost basis of accounting for the six months ended June 30, 2019.

(w) Adjustment to record $5.7 million of DD&A for the six months ended June 30, 2019 under the successful efforts method of accounting.

(x) Adjustment to eliminate Midstates’ historical impairment expense of $43.2 million under the full cost basis of accounting for the six months ended June 30, 2019.

Pro Forma Adjustments to the Unaudited Pro Forma Condensed Consolidated and Combined Statement of Operations for the year ended December 31, 2018

The following reclassifications were made as a result of the transaction to conform to Legacy Amplify’s financial statement presentation:

(z) Reclassification of $123.9 million, $44.7 million, and $32.1 million of Midstates’ disaggregated oil, natural gas liquid, and natural gas sales to conform to Legacy Amplify’s presentation of oil and natural gas sales.

(aa) Reclassification of $3.6 million for Midstates’ gain on commodity derivative contracts, net from total revenues to conform to Legacy Amplify’s presentation of (gain) loss on commodity derivative instruments.

(bb) Reclassification of $0.9 million for Midstates’ debt restructuring costs and advisor fees to conform to Legacy Amplify’s presentation under reorganization items, net.

(cc) Reclassification of less than $0.1 million for Midstates’ interest income to conform to Legacy Amplify’s presentation of interest expense, net.

The following pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.

(dd) Adjustment to reflect the $2.1 million of exploration expense incurred by Midstates for the year ended December 31, 2018 under the successful efforts method of accounting.

(ee) Adjustment to eliminate Midstates’ historical DD&A of $62.0 million under the full cost basis of accounting and record $14.7 million DD&A for the year ended December 31, 2018 under the successful efforts method of accounting.

(ff) Adjustment to record $2.8 million of general and administrative expense related to internal costs capitalized during 2018 under the full cost basis of accounting.

Note 4. Earnings Per Share

Pro forma earnings from continuing operations per share for the three and six months ended June 30, 2019 and the fiscal year ended December 31, 2018 have been calculated based on the estimated weighted average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted average shares outstanding have been calculated as if the shares to be issued in the Merger had been issued and outstanding as of January 1, 2018, the beginning of fiscal year 2018.

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019	Year Ended December 31, 2018
(in thousands, except per share data)
Net income (loss) from continuing operations	$23,385	$(7,742)	$146,845
Weighted average Legacy Amplify shares outstanding - basic and diluted	22,305	22,305	22,305
Share consideration ratio	0.933	0.933	0.933

Post-share consolidation shares	20,811	20,811	20,811
Midstates shares outstanding as of June 30, 2019 - basic and diluted	20,512	21,668	25,337

Adjusted weighted average shares outstanding - basic and diluted	41,323	42,479	46,148

Net income (loss) from continuing operations per share:
Basic and diluted	$0.57	$(0.18)	$3.18

Note 5. Supplemental Pro Forma Oil and Gas Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and natural gas reserves as of December 31, 2018, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2018. The pro forma reserve information set forth below gives effect to the Merger as if the Merger had been completed on January 1, 2018.

	Oil (MBbls)
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
Proved developed and undeveloped reserves:
As of December 31, 2017	72,004	31,134	103,138
Extensions and discoveries	1,207	5,454	6,661
Production	(3,335)	(1,920)	(5,255)
Sale of minerals in place	(159)	(2,838)	(2,997)
Revision of previous estimates	(93)	(13,765)	(13,858)

As of December 31, 2018	69,624	18,065	87,689

Proved developed reserves:
As of December 31, 2017	50,014	17,268	67,282
As of December 31, 2018	54,147	10,995	65,142

Proved undeveloped reserves:
As of December 31, 2017	21,990	13,866	35,856
As of December 31, 2018	15,477	7,070	22,547

	NGLs (MBbls)
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
Proved developed and undeveloped reserves:
As of December 31, 2017	25,189	25,193	50,382
Extensions and discoveries	231	4,462	4,693
Production	(1,496)	(1,623)	(3,119)
Sale of minerals in place	(1,469)	(2,414)	(3,883)
Revision of previous estimates	(883)	(6,347)	(7,230)

As of December 31, 2018	21,572	19,271	40,843

Proved developed reserves:
As of December 31, 2017	17,982	15,464	33,446
As of December 31, 2018	17,324	13,425	30,749

Proved undeveloped reserves:
As of December 31, 2017	7,207	9,729	16,936
As of December 31, 2018	4,248	5,846	10,094

	Gas (MMcf)
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
Proved developed and undeveloped reserves:
As of December 31, 2017	406,558	315,719	722,277
Extensions and discoveries	2,910	48,382	51,292
Production	(29,176)	(18,718)	(47,894)
Sale of minerals in place	(56,328)	(20,778)	(77,106)
Revision of previous estimates	(30,005)	(114,092)	(144,097)

As of December 31, 2018	293,959	210,513	504,472

Proved developed reserves:
As of December 31, 2017	299,481	190,550	490,031
As of December 31, 2018	232,110	147,248	379,358

Proved undeveloped reserves:
As of December 31, 2017	107,077	125,169	232,246
As of December 31, 2018	61,849	63,265	125,114

	Total Reserves Equivalent (MBoe)
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
Proved developed and undeveloped reserves:
As of December 31, 2017	164,954	108,947	273,901
Extensions and discoveries	1,924	17,979	19,903
Production	(9,694)	(6,663)	(16,357)
Sale of minerals in place	(11,016)	(8,714)	(19,730)
Revision of previous estimates	(5,977)	(39,127)	(45,104)

As of December 31, 2018	140,190	72,422	212,612

Proved developed reserves:
As of December 31, 2017	117,910	64,490	182,400
As of December 31, 2018	110,156	48,962	159,118

Proved undeveloped reserves:
As of December 31, 2017	47,044	44,457	91,501
As of December 31, 2018	30,033	23,460	53,493

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2018 is as follows:

	Year Ended December 31, 2018
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
	(In thousands)
Future cash inflows	$6,000,268	$2,131,791	$8,132,059
Future production costs	(3,280,778)	(695,677)	(3,976,455)
Future development costs	(474,413)	(159,400)	(633,813)
Future income tax expense	—	(52,778)	(52,778)

Future net cash flows for estimated timing of cash flows	2,245,077	1,223,936	3,469,013
10% annual discount for estimated timing of cash flows	(1,132,048)	(657,660)	(1,789,708)

Standardized measure of discounted future net cash flows	$1,113,029	$566,276	$1,679,305

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves for the year ended December 31, 2018 are as follows:

	Year Ended December 31, 2018
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
	(In thousands)
Beginning of year	$767,671	$549,243	$1,316,914
Sale of oil and natural gas produced, net of production costs	(181,841)	(134,681)	(316,522)
Purchase of minerals in place	—	—	—
Sale of minerals in place	(29,036)	(52,952)	(81,988)
Extensions and discoveries	27,157	134,496	161,653
Changes in income taxes, net	—	(4,483)	(4,483)
Changes in prices and costs	507,888	182,133	690,021
Previously estimated development costs incurred	73,761	28,443	102,204
Net changes in future development costs	24,396	(639)	23,757
Revisions of previous quantities	(86,812)	(162,513)	(249,325)
Accretion of discount	51,769	55,813	107,582
Change in production rates and other	(41,924)	(28,584)	(70,508)

End of year	$1,113,029	$566,276	$1,679,305

UNAUDITED COMPARATIVE PER SHARE INFORMATION

The following tables present Midstates’ and Legacy Amplify’s historical and pro forma per share data for the year ended December 31, 2018 and for the three and six months ended June 30, 2019. The pro forma per share data for the year ended December 31, 2018 and as of and for the three and six months ended June 30, 2019 is presented as if the Merger had been completed on January 1, 2018. Except for the historical information for the year ended December 31, 2018, the information provided in the tables below is unaudited.

Historical per share data of Midstates for the year ended December 31, 2018 and the three and six months ended June 30, 2019 was derived from Midstates’ historical financial statements for the respective periods. Historical per share data of Legacy Amplify for the year ended December 31, 2018 and the three and six months ended June 30, 2019 was derived from Legacy Amplify’s historical financial statements for the respective periods.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been completed as of the beginning of the period.

	Three Months Ended June 30, 2019
	Midstates Historical	Legacy Amplify Historical	Pro Forma Combined
	(unaudited)	(unaudited)	(unaudited)
Net Earnings (Loss) Per Share
Basic	$(1.80)	$0.80	$0.57
Diluted	$(1.80)	$0.80	$0.57
Book Value Per Share	$21.33	$18.19	$11.63
Cash Dividends Per Share (1)	$—	$—	$—

(1)	Neither Midstates nor Legacy Amplify have paid any cash dividends on their shares of common stock. The Company intends to pay a recurring quarterly dividend of $0.20 per share.

	Six Months Ended June 30, 2019
	Midstates Historical	Legacy Amplify Historical	Pro Forma Combined
	(unaudited)	(unaudited)	(unaudited)
Net Earnings (Loss) Per Share
Basic	$(2.53)	$(0.58)	$(0.18)
Diluted	$(2.53)	$(0.58)	$(0.18)
Book Value Per Share	$21.33	$18.19	$11.63
Cash Dividends Per Share (1)	$—	$—	$—

(1)	Neither Midstates nor Legacy Amplify have paid any cash dividends on their shares of common stock. The Company intends to pay a recurring quarterly dividend of $0.20 per share.

	Year Ended December 31, 2018
	Midstates Historical	Legacy Amplify Historical	Pro Forma Combined (unaudited)
Net Earnings (Loss) Per Share
Basic	$1.91	$2.09	$3.18
Diluted	$1.91	$2.09	$3.18
Book Value Per Share (2)	$21.38	$16.69	$—
Cash Dividends Per Share (1)	$—	$—	$—

(1)	Neither Midstates nor Legacy Amplify have paid any cash dividends on their shares of common stock. The Company intends to pay a recurring quarterly dividend of $0.20 per share.
(2)	Pro forma balance sheet at December 31, 2018 was not required and therefore pro forma net book value per share is not calculated.

UNAUDITED PRO FORMA OIL, NATURAL GAS AND NGL RESERVE INFORMATION

The following tables present the estimated pro forma unaudited combined net proved developed and undeveloped oil, natural gas and NGL reserves as of December 31, 2018. The pro forma reserve information set forth below gives effect to the Merger as if the Merger had been completed on January 1, 2018. The following summary pro forma reserve information has been prepared for illustrative purposes only and is not intended to be a projection of future results of the Company.

	Year Ended December 31, 2018
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
Proved Developed Reserves:
Oil (MBbls)	54,147	10,995	65,142
Natural Gas (MMcf)	232,110	147,248	379,358
NGLs (MBbls)	17,324	13,425	30,749
Proved Undeveloped Reserves:
Oil (MBbls)	15,477	7,070	22,547
Natural Gas (MMcf)	61,849	63,265	125,114
NGLs (MBbls)	4,248	5,846	10,094

	Three Months Ended June 30, 2019
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
Production:
Oil (MBbls)	696	248	944
NGLs (MBbls)	258	293	551
Natural Gas (MMcf)	5,803	3,243	9,046
Crude oil equivalents (Mboe)	1,921	1,082	3,003

	Six Months Ended June 30, 2019
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
Production:
Oil (MBbls)	1,448	276	1,724
NGLs (MBbls)	524	305	829
Natural Gas (MMcf)	11,293	3,327	14,620
Crude oil equivalents (Mboe)	3,854	1,136	4,990

	Year Ended December 31, 2018
	Legacy Amplify	Midstates	Pro Forma
	Historical	Historical	Combined
Production:
Oil (MBbls)	3,335	1,740	5,075
Natural Gas (MMcf)	29,176	17,444	46,620
NGLs (MBbls)	1,496	1,465	2,961
Crude oil equivalents (Mboe)	9,694	6,112	15,806

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following summary unaudited pro forma condensed consolidated and combined balance sheet data gives effect to the Merger as if it had occurred on June 30, 2019, while the unaudited pro forma condensed consolidated and combined statement of operations data for the year ended December 31, 2018 and the three and six months ended June 30, 2019 is presented as if the Merger had occurred on January 1, 2018. The following summary unaudited pro forma condensed consolidated and combined financial statements has been prepared for illustrative purposes only and is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Merger occurred as of the dates indicated. In addition, the unaudited pro forma condensed consolidated and combined financial statements does not purport to project the future financial position or operating results of the Company.

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019	For The Year Ended December 31, 2018
	(In thousands, except per share amounts)
	(unaudited)
Pro Forma of Condensed Consolidated and Combined Statement of Operations Data:
Total revenues	$82,772	$177,768	$545,226
Net income (loss)	$23,385	$(7,742)	$146,845
Earnings per share, basic	$0.57	$(0.18)	$3.18
Earnings per share, diluted	$0.57	$(0.18)	$3.18

As of June 30, 2019
(In thousands)
(unaudited)
Pro Forma Condensed Consolidated and Combined Balance Sheet Data:
Cash and cash equivalents	$23,499
Total assets	$913,031
Long term debt	$235,559
Total equity	$480,470

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table presents Midstates’ and Legacy Amplify’s historical and pro forma per share data for the three and six months ended June 30, 2019 and year ended December 31, 2018. The pro forma per share data for the three and six months ended June 30, 2019 and year ended December 31, 2018 is presented as if the Merger had been completed on January 1, 2018. Except for the historical information for the year ended December 31, 2018, the information provided in the table below is unaudited. This information should be read together with the historical consolidated financial statements and related notes of Midstates and Legacy Amplify, filed by each with the SEC.

	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019	For The Year Ended December 31, 2018
Midstates
Net income attributable to common stockholders (per basic share)	$(1.80)	$(2.53)	$1.91
Net income attributable to common stockholders (per diluted share)	$(1.80)	$(2.53)	$1.91
Cash dividends declared per share (unaudited)	$—	$—	$—
Net book value per share (unaudited)	$21.33	$21.33	$21.38
Legacy Amplify
Net income attributable to common stockholders (per basic share)	$0.80	$(0.58)	$2.09
Net income attributable to common stockholders (per diluted share)	$0.80	$(0.58)	$2.09
Cash dividends declared per share (unaudited)	$—	$—	$—
Net book value per share (unaudited)	$18.19	$18.19	$16.69
Pro Form Condensed Consolidated and Combined (unaudited)
Net income attributable to common stockholders (per basic share)	$0.57	$(0.18)	$3.18
Net income attributable to common stockholders (per diluted share)	$0.57	$(0.18)	$3.18
Cash dividends declared per share (unaudited)	$—	$—	$—
Net book value per share (unaudited)	$11.63	$11.63	(b	)

(a)

Determined using the pro forma condensed consolidated and combined per share data multiplied by 0.933 (the exchange ratio of Legacy Amplify share for a Midstates share assuming all Legacy Amplify stockholders elect the mixed consideration).

(b)	Pro forma balance sheet at December 31, 2018 was not required and therefore pro forma net book value per share was not calculated.